Exhibit 32.1
Certification by Robert B. Kay, Chief Executive Officer and Director, and Laurence Winoker, Executive Vice President, Treasurer and Chief Financial Officer, Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
I, Robert B. Kay, Chief Executive Officer and Director, and I, Laurence Winoker, Executive Vice President, Treasurer and Chief Financial Officer, of Lifetime Brands, Inc., a Delaware corporation (the “Company”), each hereby certify that:
(1)The Company’s periodic report on Form 10-Q for the period ended March 31, 2024 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert B. Kay	/s/ Laurence Winoker
Robert B. Kay Chief Executive Officer and Director	Laurence Winoker Executive Vice President, Treasurer and Chief Financial Officer

Date: May 9, 2024	Date: May 9, 2024
A signed original of this certification required by 18 U.S.C. Section 1350 has been provided to Lifetime Brands, Inc. and will be retained by Lifetime Brands, Inc. and furnished to the SEC or its staff upon request.